UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2026 (the “Second Amendment Effective Date”), Blue Bird Corporation (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”), by and among the Company and certain of its subsidiaries, including Blue Bird Body Company (the “Borrower”), Bank of Montreal (“BMO”) and certain other financial institutions from time to time party thereto (collectively, the “Lenders”).

The Second Amendment amended the Credit Agreement, dated as of November 17, 2023 (“Credit Agreement,” as amended March 31, 2026 (“First Amendment”), collectively the “Amended Credit Agreement”).

The Second Amendment extends the maturity date for both the revolving facility and the term facility under the Amended Credit Agreement from November 17, 2028 to September 30, 2031. The total amount available under the Senior Secured Credit Facilities increases to $600 million from the previous $250 million. The total revolving facility (“RCF”) commitment under the Amended Credit Agreement is increased to $300 million from the previous $150 million. The term loan limit is increased from $100 million in Term Loan A (“TLA”) to $300 million in Delayed Draw Term Loan (“DDTL”). Of this total, $214 million is available for the Borrower to draw, with $86 million outstanding on the existing TLA transferred to the balance of the DDTL. Borrowings under the delayed draw term loan facility are available for up to 24 months after closing or until the full $300 million has been drawn, whichever occurs first, and may be used to refinance existing debt and to primarily fund capital projects, research and development, and working capital.

The Senior Secured Credit Facilities continue to be guaranteed by all of the Company’s wholly-owned domestic restricted subsidiaries (subject to customary exceptions) (together with the Company, the “Guarantors”) and are secured by a security agreement which pledges a lien on virtually all of the Company’s assets and the assets of the other Guarantors and the Borrower, in each case, other than any owned or leased real property and subject to customary exceptions; except, however, the Senior Secured Credit Facilities expressly permit a first priority lien on equipment and other assets purchased using the grant from the United States Department of Energy (“DoE”) for the transition and building of a new manufacturing facility in Fort Valley, Georgia, as well as appropriate liens required by bonds to be issued by the Development Authority of Peach County, Georgia in lease-buyback tax incentives on the same facility.

The new agreement lowers the interest rate margin to SOFR plus 1.25% to 2.25%, based on leverage, from SOFR plus 1.75% to 3.25%, and eliminates the prior 0.10% credit spread adjustment. The agreement also raises the maximum total net leverage ratio to 3.25x, with a temporary 0.50x step-up for four quarters following a qualifying acquisition of $75 million or more, and expands the accordion feature to the greater of $250 million or 1.0x trailing twelve-month EBITDA, plus additional amounts subject to a leverage test.

BMO acted as Administrative Agent, Joint Lead Arranger, and Joint Bookrunner for the transaction. Bank of America, N.A. served as Syndication Agent, Joint Lead Arranger and Joint Bookrunner, while CIBC Bank USA, Fifth Third Bank, N.A., Regions Bank, and TD Bank N.A. served as Joint Lead Arrangers and Joint Bookrunners.

The foregoing description of the Second Amendment is a summary of the material terms and conditions. A full copy of the Second Amendment will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K for the fiscal year ended October 3, 2026. A detailed description of the Credit Agreement is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, and, together with a description of the First Amendment when effective, in the Company’s subsequent Quarterly Reports on Form 10-Q.

In addition to the Second Amendment, on September 29, 2026, certain of the Company’s wholly-owned subsidiaries, Corporation Micro Bird Inc., Technologies Ecotuned Inc., Micro Bird USA LLC, and Micro Bird USA Corporation (collectively the “Micro Bird Borrowers”) closed on a Credit Agreement with TD Bank as Lender (the “Micro Bird Credit Agreement”). The Micro Bird Credit Agreement makes available to the Micro Bird Borrowers a line of credit up to $35 million (Canadian dollars) for general corporate purposes including working capital requirements, the purchase of stripped chassis and other capital expenditures for the Micro Bird business. The Micro Bird Credit Agreement is secured solely by a Letter of Credit in the amount of $30 million (United States dollars) issued by BMO for the benefit of TD Bank. The Micro Bird Credit Agreement is not itself a material agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, excluding the last paragraph of Item 1.01.

Item 7.01    Regulation FD Disclosure.

On October 6, 2026, Blue Bird issued a press release announcing its entry into the Second Amendment. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished in this report under the heading “Item 7.01 Regulation FD Disclosure” (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Blue Bird Corporation dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted M. Scartz
Name:	Ted M. Scartz
Title:	Senior Vice President and General Counsel
Dated: October 6, 2026